Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-26540) on Form S-1 of Mars Acquisition Corp. (the Company) of our report dated December 9, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the financial statements of Mars Acquisition Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

December 9, 2022